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                                                                  EXHIBIT 3.1(c)

                            AMENDMENT TO THE AMENDED
                   AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          CHICAGO MINIATURE LAMP, INC.



          We, the undersigned officers of Chicago Miniature Lamp, Inc., an Oklahoma corporation, do hereby file this Amendment to the Amended and Restated Certificate of Incorporation, to reflect an amendment to the Amended and Restated Certificate of Incorporation filed with the Oklahoma Secretary of State on December 30, 1996, which amendment is set forth below:


          Article I of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:


                                   ARTICLE I


                                      NAME


          The name of the Corporation is SLI, Inc.


          The foregoing amendment was adopted in accordance with the procedures set forth in Section 1077 of the Oklahoma General Corporation Act.


          IN WITNESS WHEREOF, the Corporation has caused this amendment to be signed by its President and attested by its Secretary, this 27th day of April, 1998.


                                   CHICAGO MINIATURE LAMP, INC.




                                   By  /s/ Frank M. Ward
                                      -----------------------------------
                                       Frank M. Ward, President


ATTEST:



 /s/ Richard F. Parenti
-------------------------------
 Richard F. Parenti, Secretary